EXHIBIT 99.1

Cosmos Holdings Reports 12.5% Increase in Revenue, 88.9% Increase in Gross Profit and Achieves Profitability for the First Quarter of 2022

Reports positive net income of $0.2 million and

$1.2 million of EBITDA for the first quarter of 2022

CHICAGO, May 18, 2022 (GLOBE NEWSWIRE) -- Cosmos Holdings, Inc. (“the Company") (Nasdaq: COSM), an international pharmaceutical company with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices, today provided a business update and reported financial results for the first quarter ended March 31, 2022.

Greg Siokas, Chief Executive Officer of Cosmos Holdings, stated, "I am pleased to report revenue increased 12.5% to $13.1 million, gross profit increased 88.9% to $1.89 million and we achieved profitability for the first quarter of 2022. Our growth was due in large part to increased demand for our proprietary line of nutritional supplements, Sky Premium Life® (SPL), as these product sales increased 49.2% over the same period last year. Accordingly, our gross margin increased by 586 basis points to 14.5% compared to 8.6% for the same period last year.  The increase in gross margin was attributable to the growth in higher margin nutraceutical sales. At the same time, we continue to carefully manage expenses and reduced operating expenses by nearly 40%.  As a result, we achieved net income of $0.2 million and EBITDA of $1.2 million for the first quarter of 2022 (see reconciliation below), illustrating the scalability and earnings potential of our business. We also continue to strengthen our balance sheet and ended the quarter with working capital of $11.8 million of as of March 31, 2022.”

“Our plan is to grow our portfolio of branded nutraceuticals, and reach up to 150 SKUs by the end of 2022. At the same time, we continue to expand geographically, and our strategy is to further penetrate markets in the European Union, Asia and North America. Towards that end, we launched our SPL products on Amazon Singapore and most recently on Amazon Canada. Both markets represent significant and untapped growth opportunities, providing new audiences for our proprietary SPL brand, which has been well received across Europe. We look forward to launching our high-quality nutraceutical products into other new international markets this year, by leveraging our robust global logistics and distribution capabilities."

“We remain committed to continued innovation through ongoing research and development across each business unit with a particular focus on assets with inherently lower risk. The strategy for our full line wholesale business is to expand further within the Greek territory, enlarge our customer portfolio and integrate established sales networks of pharmacies through the use of B2B and B2C ecommerce platforms and exclusive distributors. We are continuing to build on our portfolio of pharmaceutical products, as well as expand our OTC and nutraceutical product lines. We are enhancing our distribution and marketing strategies by providing third-party logistics services to pharma companies, adding loyalty incentive programs, and providing added value services to pharmacies, such as emergency deliveries to customers.”

“We remain focused on our goal of becoming a leading international pharmaceutical and nutraceutical company by rapidly scaling our business through organic growth, including increased market penetration and geographic expansion, as well as strategic and accretive acquisitions. In turn, we expect this will enable Cosmos to accelerate growth and generate significant profitability in the years to come.”

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended March 31,
(in $)	2022	2021
GAAP - Figures
REVENUE	$13,071,800	$11,619,076
GROSS PROFIT	1,891,932	1,001,335
INCOME (LOSS) FROM OPERATIONS	$242,251	$(1,731,098)
NET INCOME (LOSS)	203,347	(2,173,903)

Non-GAAP Figures (*)
ADJUSTED EBITDA	$620,151	$(1,624,025)
ADJUSTED NET INCOME	$35,135	$(2,039,939)

(*) See “Definitions of Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Definitions of Non-GAAP Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest income / (expense), net, (iii) non-cash interest expense, (iv) non-recurring and extraordinary items (v) other income (expense), net, (vi) gain (loss) on equity investments, net, (vii) gain on extinguishment of debt, (viii) change in fair value of derivative liability and (ix) foreign currency transaction, net.

We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary

Items.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

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Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) excluding (i) benefit from (provision for) income taxes, (ii) interest expense, net and adding (iii) interest income.

Adjusted Net Income has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

	Years Ended March 31,
(in $)	2022	2021
INCOME (LOSS) BEFORE INCOME TAXES	$269,014	$(2,489,815)
Adjustments (add back):
Depreciation and amortization expense	112,622	107,073
Interest expense, net	584,176	731,826
Interest income	(64,827)	-
EBITDA	1,161,512	(1,600,807)
Non-cash interest expense	260,527	50,109
Non-recurring and extraordinary items	265,278	-
Other income (expense), net	54,812	178,211
Gain (loss) on equity investments, net	(1,678)	(440)
Gain on extinguishment of debt	(1,004,124)	(445,636)
Change in fair value of derivative liability	(15,001)	(61,373)
Foreign currency transaction, net	159,352	306,020
ADJUSTED EBITDA	$620,151	$(1,624,025)
Provision for income taxes	(65,667)	315,912
ADJUSTED NET INCOME	$35,135	$(2,039,939)

About Cosmos Holdings, Inc.

Cosmos Holdings Inc. (Nasdaq: COSM) is an international pharmaceutical company, with a proprietary line of nutraceuticals and distributor of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices through an extensive, established EU distribution network. The Company identifies, acquires, develops and commercializes products that improve patients' lives and outcomes. Cosmos has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Cosmos Holdings has offices and distribution centers in Thessaloniki, Greece, Athens, Greece and Harlow, UK. More information is available at www.cosmosholdingsinc.com and www.skypremiumlife.com.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by, or that otherwise, include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could”, are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements, involve unknown risks and uncertainties that may individually or materially impact the matters discussed, herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of both the COVID-19 pandemic and the war in Ukraine on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update, or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: COSM@crescendo-ir.com

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